UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Conexant Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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Dear Fellow Stockholder:

We have four proxy proposals that merit your attention in conjunction with our upcoming annual meeting scheduled to be held via the Internet on Feb. 18, 2010, and I wanted to tell you how important your vote is to us.

As you know, we have made significant progress improving our financial performance and strengthening our capital structure over the past year. We have more to accomplish, and we plan to continue working diligently on your behalf.

We recommend that you vote for each of the four proposals to be considered at our upcoming annual meeting. The first is to re-elect three directors who have provided invaluable guidance as we’ve executed on our company turnaround over the past two years. The second proposal, which would amend our certificate of incorporation to increase the number of authorized common shares, would give us greater flexibility as we continue working to strengthen our capital structure and address our convertible debt due in March 2011. The third proposal would increase the number of shares for our new equity incentive plan, which was designed to allow us to hire, retain, and motivate the best people available and ensures that the interests of our employees are aligned with yours. The final proposal would ratify the selection of Deloitte & Touche as our independent public accountants. This firm has done a fine job for us since 1998.

The proxy statement for our 2010 annual meeting contains more detail on each of these proposals. The proxy statement and our fiscal 2009 annual report are available at http://ir.conexant.com/annuals.cfm.

If you have already voted your shares, we appreciate your response. In the event that you have not yet voted, we have enclosed a proxy card or voting instruction form and a return envelope for your convenience. Please take the time to fill out, sign, and return it. If you prefer, you can also vote by telephone or Internet by following the instructions on the proxy card or voting instruction form. You may have received more than one set of proxy materials, depending on where your shares are held. Please vote each proxy card you received to ensure that all of your shares are voted. Also, please note that if you hold shares in the name of a brokerage firm, your broker cannot vote your shares on proposals 1 and 3 unless your broker receives voting instructions from you.

I’m enthusiastic about our company’s prospects and look forward to providing you with regular updates on our progress. Thank you for your attention to this important matter, and for your continued support.

Best regards,

Scott Mercer
Chairman and Chief Executive Officer
Conexant Systems, Inc.